Exhibit 10.1

FIRST AMENDMENT TO CREDIT AGREEMENT

THIS FIRST AMENDMENT TO CREDIT AGREEMENT, dated as of April 20, 2023 (this “Amendment”), to the CREDIT AGREEMENT, dated as of October 28, 2021, by and among DESTINATION XL GROUP, INC., a Delaware corporation, as the lead borrower (the “Lead Borrower”), the other Borrowers and Guarantors from time to time party thereto, the Lenders from time to time party thereto, CITIZENS BANK, N.A., as Administrative Agent and Collateral Agent (together with any successor thereto, in such capacity the “Agent”) and the other parties thereto (as amended, restated, amended and restated, supplemented or otherwise modified and in effect prior to the date hereof, the “Existing Agreement”).

RECITALS:

WHEREAS, certain loans or other extensions of credit under the Existing Agreement or other Existing Documents (as defined below) bear or are permitted to bear interest, or incur or are permitted to incur fees, commissions or other amounts, based on the London interbank offered rate for U.S. Dollars (“USD LIBOR”) in accordance with the terms of the Existing Agreement or the other Existing Documents;

WHEREAS, the parties hereto have determined that USD LIBOR should be replaced with an alternative benchmark rate for purposes of the Existing Agreement and the other Existing Documents for settings of benchmark rates that occur on or after the Effective Date (as defined below); and

WHEREAS, the parties hereto, including Lenders that constitute all of the Lenders required to consent to the amendments and modifications to the Existing Documents set forth herein, have determined to make such amendments and modifications;

NOW, THEREFORE, in consideration of the foregoing premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the following shall be effective:

Article I.
Amendment.
(a)
Notwithstanding anything to the contrary contained in the Existing Agreement or in any other Existing Document, the Existing Agreement and each other applicable Existing Document are each hereby amended and modified to give effect to the provisions set forth on Exhibit A attached hereto on the Effective Date. For the avoidance of doubt, to the extent provisions in the Existing Agreement and the other applicable Existing Documents apply to loans and/or other extensions of credit and such provisions are not specifically addressed by Exhibit A, such provisions in the Existing Agreement shall continue to apply to such loans and/or other extensions of credit from and after the Effective Date.
(b)
Exhibits to Existing Agreement. Exhibit A (Form of Committed Loan Notice) is hereby deleted in its entirety and a new Exhibit A is substituted in its stead as attached hereto as Exhibit B.
Article II.
Definitions. Capitalized terms used and not defined herein shall have the meanings assigned to such terms in Exhibit A attached hereto. The following terms shall have the following meanings for purposes of this Amendment and the provisions contained herein:

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(a)
“Loan Party” means any Borrower, guarantor, grantor, loan party or other person having any other analogous or similar role under the Existing Agreement or any other applicable Existing Document.
(b)
“MAE” means (i) “Material Adverse Effect” or any other analogous or similar term, in each case, to the extent so defined in the Existing Agreement or any other Existing Document or otherwise, if not so defined, (ii) (A) a material adverse change in, or a material adverse effect on, the operations, business, properties, liabilities (actual or contingent), condition (financial or otherwise) or prospects of the Lead Borrower and its subsidiaries taken as a whole; or (B) a material adverse effect on (I) the ability of the Lead Borrower or any Loan Party to perform its obligations under the Amended Documents, (II) the legality, validity, binding effect or enforceability against the Lead Borrower or any Loan Party of any Amended Document to which it is a party or (III) the rights, remedies and benefits available to, or conferred upon, the Administrative Agent or any Lender under any Amended Document.
Article III.
Conditions to Effectiveness. This Amendment shall become effective as of the date hereof (the “Effective Date”) if, and only if, the following conditions precedent have been satisfied:
(a)
Amendment. The Administrative Agent has received this Amendment executed and delivered by a duly authorized officer of each Lender, the Lead Borrower and each other Loan Party.
(b)
Representations and Warranties. The representations and warranties made pursuant to Article IV of this Amendment shall be true and complete on and as of such date with the same force and effect as if made on and as of such date.
Article IV.
Representations and Warranties. In order to induce the Administrative Agent and the Lenders party hereto to enter into this Amendment, each of the Lead Borrower and each other Loan Party hereby represents and warrants to the Administrative Agent and the Lenders on and as of the Effective Date that:
(a)
Existence, Qualification and Power. Each of the Lead Borrower and each other Loan Party (i) is duly organized or formed, validly existing and, as applicable, in good standing under the laws of the jurisdiction of its incorporation or organization, (ii) has all requisite power and authority and all requisite governmental licenses, authorizations, consents and approvals to execute and deliver this Amendment and perform its obligations under this Amendment and the other Amended Documents to which it is a party, and (iii) is duly qualified and is licensed and, as applicable, in good standing under the laws of each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification or license, except, in the case referred to in clause (iii), to the extent that failure to do so could not reasonably be expected to have a MAE.
(b)
Authorization; No Contravention. The execution and delivery by the Lead Borrower and each other Loan Party of this Amendment and performance by the Lead Borrower and each other Loan Party of this Amendment and each other Amended Document to which each is party have been duly authorized by all necessary corporate or other organizational action, and do not and will not (i) contravene the terms of its certificate or articles of incorporation or organization or other applicable constitutive documents, (ii) conflict with or result in any breach or contravention of, or the creation of any lien under, or require any payment to be made under (x) any contractual obligation to which the Lead Borrower or such other Loan Party is a party or affecting the Lead Borrower or such other Loan Party or the properties of the Lead Borrower or such other Loan Party or any subsidiary thereof or (y) any order, injunction, writ or decree of any governmental authority or any arbitral

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award to which the Lead Borrower, such other Loan Party or any subsidiary thereof or the property of any such person is subject or (iii) violate any law.
(c)
Governmental Authorization; Other Consents. No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any governmental authority or any other person is necessary or required in connection with the execution, delivery or performance by, or enforcement against, the Lead Borrower or any other Loan Party of this Amendment or any other Amended Document, except for such approvals, consents, exemptions, authorizations, actions or notices that have been duly obtained, taken or made and in full force and effect.
(d)
Execution and Delivery; Binding Effect. This Amendment has been, and each other Amended Document, when delivered, will have been, duly executed and delivered by the Lead Borrower and each other Loan Party party hereto or thereto, as applicable. This Amendment constitutes, and each other Amended Document when so delivered will constitute, a legal, valid and binding obligation of the Lead Borrower and each other Loan Party party hereto or thereto, as applicable, enforceable against the Lead Borrower or such other Loan Party in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, receivership, moratorium or other laws affecting creditors’ rights generally and by general principles of equity.
(e)
Incorporation of Representations and Warranties. The representations and warranties of the Lead Borrower and each other Loan Party set forth in the Existing Agreement and in any other Existing Document are true and correct in all material respects (or, in the case of any such representation or warranty already qualified by materiality, in all respects) on and as of the Effective Date (or, in the case of any such representation or warranty expressly stated to have been made as of a specific date, as of such specific date).
(f)
Representation by Independent Counsel. Each of the Lead Borrower and each other Loan Party (i) has been represented by independent legal counsel of its choice (or has had the opportunity to consult with independent legal counsel of its choice) in connection with this Amendment, (ii) has reviewed this Amendment and understands the agreements contained herein and their impact on the terms of the Existing Agreement and each other Existing Document and the Lead Borrower’s or such other Loan Party’s rights and obligations thereunder and (iii) has knowingly and voluntarily agreed to execute and deliver this Amendment without duress.
Article V.
Reaffirmation of Guarantees and Security Interests. Each of the Lead Borrower and each other Loan Party hereby (a) acknowledges its receipt of a copy of this Amendment and its review of the terms and conditions hereof and consents to the terms and conditions of this Amendment and the transactions contemplated thereby, (b) affirms and confirms, as applicable, its guarantees, pledges, grants and other undertakings under the Existing Agreement and the other Existing Documents to which it is a party, each as amended hereby, and (c) agrees that (i) each Existing Document to which it is a party shall continue to be in full force and effect and (ii) all guarantees, pledges, grants and other undertakings thereunder shall continue to be in full force and effect (with the same priority, as applicable) and shall accrue to the benefit of the applicable secured party or parties thereunder.
Article VI.
Expenses. The Lead Borrower hereby agrees to pay all reasonable out-of-pocket costs and expenses of the Administrative Agent in connection with the negotiation, preparation, execution, and delivery of this Amendment and each other document contemplated hereby (including, without limitation, the reasonable fees and expenses of counsel).

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Article VII.
[Reserved].
Article VIII.
Miscellaneous.
Section 8.01
Survival. Except as expressly provided in this Amendment, all of the terms, provisions, covenants, agreements, representations and warranties and conditions of the Existing Agreement and the other Existing Documents shall be and remain in full force and effect as written, unmodified hereby and are hereby ratified by the Lead Borrower and each other Loan Party. In the event of any conflict between the terms, provisions, covenants, representations and warranties and conditions of this Amendment, on the one hand, and the Existing Agreement or any other applicable Existing Document, on the other hand, this Amendment shall control.
Section 8.02
Further Assurances. The Lead Borrower and each other Loan Party each agrees to execute such other documents, instruments and agreements and take such further actions reasonably requested by the Administrative Agent to effectuate the provisions of this Amendment.
Section 8.03
Severability. Any term or provision of this Amendment that is invalid, illegal or unenforceable in any jurisdiction shall, solely as to that jurisdiction, be ineffective solely to the extent of such invalidity, illegality or unenforceability without rendering invalid, illegal or unenforceable the remaining terms and provisions of this Amendment or affecting the validity, legality or enforceability of any of the terms or provisions of this Amendment in any other jurisdiction. If any provision of this Amendment is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as would be enforceable.
Section 8.04
Governing Law. This Amendment and any claims, controversy, dispute or cause of action (whether in contract or tort or otherwise) based upon, arising out of or relating to this Amendment and the transactions contemplated hereby shall be governed by, and construed in accordance with, the laws of the jurisdiction that governs the Existing Agreement in accordance with the terms thereof.
Section 8.05
Entire Agreement. This Amendment, the Existing Agreement (as amended hereby) and the other applicable Existing Documents (as amended hereby) constitute the entire agreement among the parties to the Existing Agreement and such other applicable Existing Document with respect to the subject matter hereof and supersede all other prior agreements and understandings, both written and verbal, among such parties or any of them with respect to the subject matter hereof. Any exhibits or annexes attached hereto are hereby incorporated herein by reference and made a part hereof.
Section 8.06
Binding Effect, Beneficiaries. This Amendment shall be binding upon and inure to the benefit of the parties to the Existing Agreement and each other applicable Existing Document and their respective heirs, executors, administrators, successors, legal representatives and assigns, and no other party shall derive any rights or benefits herefrom.
Section 8.07
Construction. This Amendment shall be construed without regard to any presumption or other rule requiring construction against the party drafting this Amendment.
Section 8.08
Notices. All notices relating to this Amendment shall be delivered in the manner and subject to the provisions set forth in the Existing Agreement.
Section 8.09
Counterparts; Effectiveness; Electronic Execution. This Amendment may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single agreement. Except as otherwise

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expressly provided herein this Amendment shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto. Delivery of an executed counterpart of a signature page of this Amendment by facsimile or in electronic (e.g., “pdf” or “tif”) format shall be effective as delivery of a manually executed counterpart of this Amendment. The words “execution,” “signed,” “signature,” and words of like import in this Amendment shall be deemed to include electronic signatures or electronic records, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act or the Uniform Commercial Code, each as amended, and the parties hereto hereby waive any objection to the contrary, provided that (x) nothing herein shall require the Administrative Agent to accept electronic signature counterparts in any form or format and (y) the Administrative Agent reserves the right to require, at any time and at its sole discretion, the delivery of manually executed counterpart signature pages to this Amendment and the parties hereto agree to promptly deliver such manually executed counterpart signature pages.
Section 8.10
Headings. Article and Section headings used herein are for convenience of reference only, are not part of this Amendment and shall not affect the construction of, or be taken into consideration in interpreting, this Amendment.
Section 8.11
Reference to and Effect on the Existing Agreement and the Other Existing Documents. On and after the Effective Date, each reference in any Existing Document to such Existing Document, and the use therein of “hereunder”, “herein” or words of like import referring to such Existing Document, and each reference in the other Existing Documents to another Existing Document and the use therein of “thereunder”, “thereof” or words of like import referring to such Existing Document, shall, in each case, mean and be a reference to such Existing Document as amended by this Amendment. Except as specifically amended by this Amendment, the Existing Agreement and the other Existing Documents shall remain in full force and effect (with the same priority, as applicable) and are hereby ratified and confirmed, and this Amendment shall not be considered a novation. The execution, delivery and performance of this Amendment shall not constitute a waiver of any provision of, or operate as a waiver of any right, power or remedy of the Administrative Agent or any Lender or any other party under, the Existing Agreement, any of the other Existing Documents or otherwise. This Amendment shall be deemed to be a “Loan Document”, “Credit Document”, “Transaction Document”, “Financing Agreement” or “Related Document” (or other analogous or similar defined term) for purposes of the Amended Agreement and the other Amended Documents.

[Remainder of page intentionally left blank; Signature Pages Follow]

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IN WITNESS WHEREOF, each party hereto has caused this Amendment to be duly executed by its respective authorized officer(s) as of the day and year first above written.

DESTINATION XL GROUP, INC., as Lead Borrower and a Borrower

By: /s/ Peter H. Stratton, Jr.
Name: Peter H. Stratton, Jr.
Title: Chief Financial Officer

CMRG APPAREL, LLC, as a Borrower

By: /s/ Peter H. Stratton, Jr.
Name: Peter H. Stratton, Jr.
Title: Chief Financial Officer

CASUAL MALE RBT, LLC, as a Guarantor

By: /s/ Peter H. Stratton, Jr.
Name: Peter H. Stratton, Jr.
Title: Chief Financial Officer

CAPTURE, LLC, as a Guarantor

By: /s/ Peter H. Stratton, Jr.
Name: Peter H. Stratton, Jr.
Title: Chief Financial Officer

CASUAL MALE STORE, LLC, as a Guarantor

By: /s/ Peter H. Stratton, Jr.
Name: Peter H. Stratton, Jr.
Title: Chief Financial Officer

CASUAL MALE RETAIL STORE, LLC, as a Guarantor

By: /s/ Peter H. Stratton, Jr.
Name: Peter H. Stratton, Jr.
Title: Chief Financial Officer

CASUAL MALE DIRECT, LLC, as a Guarantor

By: /s/ Peter H. Stratton, Jr.
Name: Peter H. Stratton, Jr.
Title: Chief Financial Officer

THINK BIG PRODUCTS LLC, as a Guarantor

By: /s/ Peter H. Stratton, Jr.
Name: Peter H. Stratton, Jr.
Title: Chief Financial Officer

CMRG HOLDCO, LLC, as a Guarantor

By: /s/ Peter H. Stratton, Jr.
Name: Peter H. Stratton, Jr.
Title: Chief Financial Officer

DXLG WHOLESALE, LLC, as a Guarantor

By: /s/ Peter H. Stratton, Jr.
Name: Peter H. Stratton, Jr.
Title: Chief Financial Officer

CMRG APPAREL MANAGEMENT, LLC, as a Guarantor

By: /s/ Peter H. Stratton, Jr.
Name: Peter H. Stratton, Jr.
Title: Chief Financial Officer

CMXL APPAREL, LP, as a Guarantor

By: /s/ Peter H. Stratton, Jr.
Name: Peter H. Stratton, Jr.
Title: Chief Financial Officer

CASUALMALE (EUROPE), LLC, as a Guarantor

By: /s/ Peter H. Stratton, Jr.
Name: Peter H. Stratton, Jr.
Title: Chief Financial Officer

CITIZENS BANK, N.A., as Administrative Agent and Collateral Agent

By: /s/ Peter M. Walther
Name: Peter M. Walther.
Title: Senior Vice President

CITIZENS BANK, N.A., as a Revolving Lender, L/C Issuer and Swing Line Lender

By: /s/ Peter M. Walther.
Name: Peter M Walther.
Title: Senior Vice President

BANK OF AMERICA, N.A., as a Revolving Lender

By: /s/ L. Daniel Menendez
Name: L. Daniel Menendez
Title: Vice President

EXHIBIT A

Notwithstanding anything to the contrary contained in the Existing Agreement or in any other Existing Document, the Existing Agreement and each other applicable Existing Document are each hereby amended and modified to give effect to the provisions set forth on this Exhibit A.

Article IX.
Definitions, Etc.
Section 9.01
Defined Terms. The following terms shall have the following meanings for purposes of this Amendment, including without limitation, this Exhibit A, and the provisions contained herein:
“ABR Credit Extension” means a Credit Extension based on the Alternate Base Rate.
“Alternate Base Rate” means:
(a)
to the extent used in the Existing Agreement or other Existing Documents immediately prior to giving effect to the Amendment, a rate of interest nominally based on an “Alternate Base Rate”, “Alternative Base Rate”, “ABR”, “Base Rate” or other analogous or similar term generally indicating use of a benchmark rate other than, immediately prior to giving effect to the provisions of Article III of this Exhibit A, USD LIBOR but which term, immediately prior to giving effect to the provisions of Article III of this Exhibit A, would have included a component based on USD LIBOR; or
(b)
to the extent that no such rate of interest referred to in the foregoing clause (a) is used within the Existing Agreement or any other Existing Document, a rate per annum equal to the greatest of (1) the Prime Rate in effect on such day, (2) the Federal Funds Rate in effect on such day plus 0.50% per annum and (3) Daily Simple SOFR on such day plus 1.00% per annum, provided that the Alternate Base Rate shall at no time be less than the Floor. If Agent shall have determined (which determination shall be conclusive absent clearly manifest error) that it is unable to ascertain the Federal Funds Rate or Daily Simple SOFR for any reason, including the inability or failure of Agent to obtain sufficient quotations in accordance with the terms of the definition of the term “Federal Funds Rate”, the Alternate Base Rate shall be determined without regard to clause (2) or (3), as applicable, of the preceding sentence until the circumstances giving rise to such inability no longer exist. Any change in the Alternate Base Rate due to a change in the Prime Rate, the Federal Funds Rate or Daily Simple SOFR, as applicable, shall be effective from and including the effective date of such change in the Prime Rate, the Federal Funds Rate or Daily Simple SOFR, as applicable, respectively.
“Amended Agreement” means the Existing Agreement, as amended pursuant to this Amendment and as may be further amended, supplemented or otherwise modified.
“Amended Documents” means the Existing Documents, as amended pursuant to this Amendment and as may be further amended, supplemented or otherwise modified.
“Available Tenor” means, as of any date of determination and with respect to the then-current Benchmark, as applicable, (x) if such Benchmark is a term rate, any tenor for such Benchmark (or component thereof) that is or may be used for determining the length of an interest period (or a similar or

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analogous period) pursuant to the Amended Agreement or (y) otherwise, any payment period for interest calculated with reference to such Benchmark (or component thereof), as applicable, that is or may be used for determining any frequency of making payments of interest calculated with reference to such Benchmark pursuant to the Amended Agreement, in each case, as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then-removed from the definition of “interest period” (or a similar or analogous term) pursuant to Section 4.03(d) of this Exhibit A.
“Benchmark” means, initially, SOFR; provided that if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to SOFR or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to Section 4.03(a) of this Exhibit A. Any reference to “Benchmark” shall include, as applicable, the published component used in the calculation thereof.
“Benchmark Replacement” means with respect to any Benchmark Transition Event, the sum of: (a) the alternate benchmark rate that has been selected by Agent giving due consideration to (i) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a benchmark rate and an adjustment as a replacement for the then-current Benchmark for Dollar-denominated credit facilities at such time and (b) the related Benchmark Replacement Adjustment; provided, that any such Benchmark Replacement shall be administratively feasible as determined by Agent in its reasonable discretion. If the Benchmark Replacement would be less than the Floor, such Benchmark Replacement will be deemed to be the Floor for the purposes of the Amended Agreement and the other Amended Documents.
“Benchmark Replacement Adjustment” means, with respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement, the spread adjustment, or method of calculating or determining such spread adjustment (which may be a positive or negative value or zero), that has been selected by Agent giving due consideration to (a) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body or (b) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for Dollar-denominated credit facilities at such time.
“Benchmark Replacement Date” means a date and time determined by Agent, which date shall be (i) determined by the Agent in its reasonable discretion and (ii) no later than the earliest to occur of the following events with respect to the then-current Benchmark:
(c)
in the case of clause (a) or (b) of the definition of “Benchmark Transition Event”, the later of (i) the date of the public statement or publication of information referenced therein and (ii) the date on which the administrator of such Benchmark permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof); or
(d)
in the case of clause (c) of the definition of “Benchmark Transition Event”, the first date on which such Benchmark (or the published component used in the calculation thereof) has been determined and announced by or on behalf of the administrator of such Benchmark (or such component thereof) or the regulatory supervisor for the administrator of such Benchmark (or such component thereof) to be non-representative; provided, that such non-representativeness will be determined by reference to the most recent statement or publication referenced in such clause (c)

and even if any Available Tenor of such Benchmark (or such component thereof) continues to be provided on such date.
For the avoidance of doubt, the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (a) or (b) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).
“Benchmark Replacement Related Definition” means any term defined in the Existing Agreement or any other Existing Document (or any partial definition thereof) as in effect immediately prior to giving effect to the provisions of this Amendment on the Transition Date, however phrased, primarily relating to the replacement of USD LIBOR or, if applicable, any successor benchmark, including by way of example any instances of “Benchmark”, “Benchmark Replacement”, “Benchmark Adjustment”, “Benchmark Replacement Date”, “Benchmark Transition Event”, “Benchmark Unavailability Period”, “Conforming Changes”, “Early Opt-In Election”, “Eurodollar Successor Rate”, “LIBOR Successor Rate” or “Unadjusted Benchmark Replacement” or other analogous or similar terms used in determining and implementing a successor rate to USD LIBOR or, if applicable, such successor benchmark.
“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the then-current Benchmark:
(e)
a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof);
(f)
a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Federal Reserve Board, the Federal Reserve Bank of New York, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof); or
(g)
a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) or the regulatory supervisor for the administrator of such Benchmark (or such component thereof) announcing that all Available Tenors of such Benchmark (or such component thereof) are not, or as of a specified future date will not be, representative.

For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Unavailability Period” means the period (if any) (a) beginning at the time that a Benchmark Replacement Date has occurred if, at such time, no Benchmark Replacement has replaced the then-current Benchmark for all purposes under the Amended Agreement and under any Amended Document in accordance with Section 4.03 of this Exhibit A and (b) ending at the time that a Benchmark Replacement has replaced the then-current Benchmark for all purposes under the Amended Agreement and under any Amended Document in accordance with Section 4.03 of this Exhibit A.
“Business Day” has the meaning specified for a “Business Day”, “Banking Day” or similar or analogous term in the Amended Documents and, if no such meaning is specified in the Amended Documents, means any day other than a Saturday, Sunday or day on which banks in New York City, New York are authorized or required by law to close.
“Conforming Changes” means, with respect to either the use or administration of the Benchmark, or the use, administration, adoption or implementation of any Benchmark Replacement, any technical, administrative or operational changes (including, for example and not by way of limitation or prescription, changes to the definition of “Alternate Base Rate” or any similar or analogous definition, the definition of “Business Day” or any similar or analogous definition, the definition of “ SOFR Interest Payment Date” or any similar or analogous definition, the addition or deletion of a concept of “interest period” or any similar or analogous definition, or the modification of the definition of “interest period” or any similar or analogous definition, the definition of “Government Securities Business Day”, timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, the applicability and length of lookback periods, the applicability of breakage provisions of the kind referred to in Section 3.02(e) of this Exhibit A, and other technical, administrative or operational matters) that Agent decides may be appropriate in connection with the use or administration of the Benchmark or to reflect the adoption and implementation of any Benchmark Replacement or to permit the use and administration thereof by Agent in a manner substantially consistent with market practice (or, if Agent decides that adoption of any portion of such market practice is not administratively feasible or if Agent determines that no market practice for the administration of any such rate exists, in such other manner of administration as Agent decides is reasonably necessary in connection with the administration of the Amended Agreement and the other Amended Documents).
“Credit Extension” means any extension of credit of any type denominated in Dollars under the Existing Agreement, the Amended Agreement, any other Existing Document or any other Amended Document, whether characterized as a loan, term loan, revolving loan, swingline loan, daylight overdraft loan, bid loan, advance, borrowing, credit extension, letter of credit or other financial accommodation, and whether constituting a new extension of credit, the renewal, extension of the expiry date or reinstatement or increase in the amount of an existing extension of credit or a conversion or continuation of an existing extension of credit.
“Daily Simple SOFR” means, for any day (a “SOFR Rate Day”), a rate per annum equal to the greater of (a) the sum of (i) SOFR for the day (such day, the “SOFR Determination Date”) that is five (5) Government Securities Business Days prior to (A) if such SOFR Rate Day is a Government Securities Business Day, such SOFR Rate Day or (B) if such SOFR Rate Day is not a Government Securities Business Day, the Government Securities Business Day immediately preceding such SOFR Rate Day, in each case, as such SOFR is published by the SOFR Administrator on the SOFR Administrator’s website, and (ii) the Daily Simple SOFR Adjustment, and (b) the Floor. If by 5:00 p.m. (New York City time) on the second (2nd) Government Securities Business Day immediately following any SOFR Determination Date, SOFR in respect of such SOFR Determination Date has not been published on the SOFR Administrator’s website and a Benchmark Replacement Date with respect to SOFR has not occurred, then SOFR for such SOFR Determination Date will be SOFR as published in respect of the first preceding Government Securities Business Day for which such SOFR was published on the SOFR Administrator’s website; provided that any SOFR determined pursuant to this sentence shall be utilized for purposes of calculation of Daily Simple SOFR for no more than three (3) consecutive SOFR Rate Days. Any change in Daily Simple SOFR due to a change in SOFR shall be effective from and including the effective date of such change in SOFR without notice to Borrower or any other Person.
“Daily Simple SOFR Adjustment” means 0.100%.
“Daily USD LIBOR Credit Extension” means a Credit Extension bearing interest or incurring fees, commissions or other amounts based on a USD LIBOR rate that is reset on a daily or substantially daily basis, but excluding any ABR Credit Extension.
“Dollar” or “$” means the lawful money of the United States.
“Existing Documents” means the Existing Agreement, each “Loan Document”, “Credit Document”, “Financing Agreement”, “Transaction Document” or “Related Document” (or other analogous or similar defined term) and all other agreements, documents and instruments executed and delivered in connection with the Existing Agreement and the Credit Extensions thereunder, each as amended or otherwise modified immediately prior to giving effect to this Amendment, including without limitation any note, guarantee, security document, mortgage, or certificate; provided, that no derivative, swap agreement, hedge agreement or ISDA confirmation (or other analogous or similar document) shall constitute an Existing Document for purposes of this Amendment or the provisions contained in this Amendment.
“Federal Reserve Board” means the Board of Governors of the Federal Reserve System of the United States.
“Floor” means the greater of (a) 0.00% per annum and (b) the benchmark rate floor, if any, provided in the Existing Agreement initially (as of the execution of the Existing Agreement, the modification, amendment or renewal of the Existing Agreement or otherwise) with respect to USD LIBOR and utilized for calculating any rate of interest, fees, commissions or other amounts with respect to USD LIBOR Credit Extensions or ABR Credit Extensions, as applicable (the “Original Floor”); provided that, to the extent that the Existing Agreement or any other applicable Existing Document sets forth a benchmark rate floor (a “Benchmark Rate Floor”) that is different than the Original Floor for any benchmark replacement incorporating SOFR replacing USD LIBOR, “Floor” shall mean such Benchmark Rate Floor.
“GAAP” has the meaning set forth in Article VII of this Exhibit A.
“Government Securities Business Day” means any day except for (a) a Saturday, (b) a Sunday or (c) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.
“Interest Period” means “Interest Period”, “LIBOR Period” or any other analogous or similar term set forth in the Existing Agreement or any other applicable Existing Document describing the period during which a Credit Extension bears interest with reference to a specific setting, calculation or determination of a benchmark rate.
“LIBOR Rate” means any term defined in the Existing Agreement or any other Existing Document (or any partial definition thereof) as in effect immediately prior to giving effect to the provisions of this Amendment, however phrased, referring to USD LIBOR, including by way of example applicable terms phrased as “Adjusted LIBO Rate”, “Adjusted LIBOR Rate”, “LIBO Base Rate”, “LIBO Rate”, “LIBOR Rate”, “LIBOR”, “LIBOR Advantage Rate”, “Eurodollar Rate”, “Eurodollar Base Rate”, “Eurocurrency Rate”, “One-Month LIBOR” or “Daily LIBOR”.
“Relevant Governmental Body” means the Federal Reserve Board or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve Board and/or the Federal Reserve Bank of New York.
“SOFR” means a rate equal to the secured overnight financing rate published by the SOFR Administrator on the website of the SOFR Administrator, currently at http://www.newyorkfed.org (or any successor source for the secured overnight financing rate identified as such by the SOFR Administrator from time to time).
“SOFR Administrator” means the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate).
“SOFR Credit Extension” means any Credit Extension bearing interest or incurring fees, commissions or other amounts based upon Daily Simple SOFR, but excluding, for the avoidance of doubt, any ABR Credit Extension.
“SOFR Determination Date” has the meaning assigned to such term in the definition of “Daily Simple SOFR”.
“SOFR Interest Payment Date” means, with respect to any SOFR Credit Extension, the first Business Day of each calendar month and the maturity date of such applicable Credit Extension.
“SOFR Rate Day” has the meaning assigned to such term in the definition of “Daily Simple SOFR”.
“Transition Date” means [__________], 2023.
“Unadjusted Benchmark Replacement” means the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment.
“USD LIBOR” means the London interbank offered rate for Dollars.
“USD LIBOR Credit Extension” means a Credit Extension bearing interest or incurring fees, commissions or other amounts based on USD LIBOR, but excluding, for the avoidance of doubt, any ABR Credit Extension.
“USD LIBOR Related Definition” means any term defined in the Existing Agreement or any other Existing Document (or any partial definition thereof) as in effect immediately prior to giving effect to the provisions of this Amendment on the Transition Date, however phrased, primarily relating to the determination, administration or calculation of USD LIBOR, including by way of example any instances of the LIBOR Rate and other applicable terms phrased as “Eurodollar Reserve Percentage”, “LIBOR Determination Date” and “LIBOR Reset Date”. “USD LIBOR Related Definition” does not include any term such as “Alternative Base Rate”, “ABR”, “Base Rate” or other analogous or similar term generally indicating use of a benchmark rate other than, immediately prior to giving effect to the provisions of Article III of this Exhibit A, USD LIBOR, even if such term, immediately prior to giving effect to the provisions of Article III of this Exhibit A, would have included a component based on USD LIBOR.

Section 9.02
Definitions. The Existing Agreement and each other applicable Existing Document (if any) are hereby amended and modified to incorporate the definitions set forth in Section 1.01 of this Exhibit A, mutatis mutandis, to the extent used in any such Existing Document, including as a result of the effectiveness of this Amendment. If the Existing Agreement or any other Existing Document as in effect immediately prior to giving effect to the provisions of this Amendment already defines any term defined in Section 1.01 of this Exhibit A, the definition in Section 1.01 of this Exhibit A shall supersede such definition in the Existing Agreement or such Existing Document, if applicable, for the purpose and solely for the purpose of the definitions and provisions contained in this Amendment.
Section 9.03
Rules of Construction. For the avoidance of doubt, if and to the extent that the Existing Agreement or any other Existing Document does not, immediately prior to the effectiveness of this Amendment, include any provision or term that would be modified pursuant to any provision of Article II or Article III of this Exhibit A, such provision of Article II or Article III of this Exhibit A shall be disregarded to such extent. Any reference in this Amendment to “Borrower” shall be deemed to refer to (a) “Borrowers”, “the applicable Borrower”, “each Borrower”, “such Borrower” or “any Borrower”, as applicable, if the “Borrower” identified above constitutes more than one person or (b) the “Administrative Borrower”, “Borrowers’ Agent”, “Lead Borrower” or other analogous or similar entity, as applicable, if the Existing Agreement includes a mechanism for such entity to act for or on behalf of Borrower.
Section 9.04
Daily Simple SOFR Conforming Changes. In connection with the use or administration of Daily Simple SOFR, Agent will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary in this Exhibit A, the Amended Agreement or any other Loan Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to the Amended Agreement or any other Existing Document. Agent will promptly notify Lead Borrower of the effectiveness of any Conforming Changes in connection with the use or administration of Daily Simple SOFR.
Section 9.05
Rates Generally. Agent does not warrant or accept responsibility for, and shall not have any liability (other than any liability resulting from its gross negligence or willful misconduct) with respect to (a) the administration, construction, calculation, publication, continuation, discontinuation, movement, or regulation of, or any other matter related to, any rate of interest under the Amended Documents, including the Alternate Base Rate, the Benchmark, or any alternative, successor or replacement rate thereto (including any Benchmark Replacement), any component definition thereof or rates referred to in the definition thereof, including whether any Benchmark is similar to, or will produce the same value or economic equivalence of, any other rate or whether financial instruments referencing or underlying the Benchmark will have the same volume or liquidity as those referencing or underlying any other rate, (b) the impact of any regulatory statements about, or actions taken with respect to any Benchmark (or component thereof), (c) changes made by any administrator to the methodology used to calculate any Benchmark (or component thereof) or (d) the effect, implementation or composition of any Conforming Changes. Agent and its affiliates or other related entities may engage in transactions that affect the calculation of any rate of interest under the Amended Documents, including the Alternate Base Rate, the Benchmark, any alternative, successor or replacement rate (including any Benchmark Replacement) or any relevant adjustments thereto, in each case, in a manner adverse to Borrower. Agent does not warrant or accept responsibility for, and shall not have any liability with respect to, such transactions. Agent may select information sources or services in its reasonable discretion to ascertain any rate of interest under the Amended Documents, including the Alternate Base Rate, the Benchmark, or any alternative, successor or replacement rate (including any Benchmark Replacement), in each case pursuant to the terms of the Amended Agreement, and shall have no liability to Borrower or any other person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or calculation of any such rate (or component thereof) provided by any such information source or service.
Article X.
Discontinuance of USD LIBOR.
Section 10.01
USD LIBOR Credit Extensions. Notwithstanding any provision of the Existing Agreement or any other Existing Document to the contrary, regardless of whether USD LIBOR is operational, reported, published on a synthetic basis or otherwise available in the market as of the Transition Date, subject to Article V of this Exhibit A: (a) no USD LIBOR Credit Extension or Daily USD LIBOR Credit Extension shall be available, requested or made thereunder, (b) any request to convert an existing Credit Extension to a USD LIBOR Credit Extension or Daily USD LIBOR Credit Extension shall be ineffective and (c) any request for a new USD LIBOR Credit Extension or Daily USD LIBOR Credit Extension, or to continue, renew, extend, reinstate or increase an existing USD LIBOR Credit Extension or Daily USD LIBOR Credit Extension as a USD LIBOR Credit Extension or Daily USD LIBOR Credit Extension, shall be ineffective, in each case, to the extent that any such USD LIBOR Credit Extension or Daily USD LIBOR Credit Extension would, but for the provisions of this Exhibit A, reference a setting of USD LIBOR on or after the Transition Date.
Section 10.02
USD LIBOR Related Definitions. Notwithstanding any provision of the Existing Agreement or any other Existing Document to the contrary, subject to the provisions of Article V of this Exhibit A, from and after the Transition Date, the USD LIBOR Related Definitions shall be deemed deleted from the Existing Agreement and each other applicable Existing Document and of no further force or effect.
Article XI.
New SOFR Credit Extensions.
Section 11.01
Modification to LIBOR Rate Definitions and Provisions. Notwithstanding any provision of the Existing Agreement or any other Existing Document to the contrary, subject to the provisions of Article V of this Exhibit A, (a) from and after the Transition Date, (i) any usage of “LIBOR Rate” (other than as used in a USD LIBOR Related Definition that has been deleted pursuant to the terms of this Exhibit A or a benchmark replacement provision) in the Existing Agreement or any other Existing Document, as applicable, including, without limitation, in connection with an ABR Credit Extension, shall be deemed deleted and of no further force or effect and the term “Daily Simple SOFR” shall be inserted in lieu thereof and for the avoidance of doubt, for the purposes of the definition of “Applicable Margin” (and the grid contained therein) and (ii) any usage of “Daily LIBOR Rate” or other analogous or similar term referring to a Daily USD LIBOR Credit Extension (other than as used in a USD LIBOR Related Definition that has been deleted pursuant to the terms of this Exhibit A or a benchmark replacement provision in the

Existing Agreement or any other Existing Document, as applicable, including, without limitation, in connection with an ABR Credit Extension, shall be deleted and of no further force or effect, and the term “Daily Simple SOFR” shall be inserted in lieu thereof, (b) from and after the Transition Date, any usage of “Interest Period”, “LIBOR Period” or any other analogous or similar term (other than as used in a USD LIBOR Related Definition that has been deleted pursuant to the terms of this Exhibit A) in the Existing Agreement or any other Existing Document, as applicable, shall be deemed deleted and of no further force or effect, (c) (i) to the extent that, immediately prior to giving effect to the provisions of this Exhibit A, the Existing Agreement or any other Existing Document required or permitted the request, making and maintenance of any type of Credit Extension as a USD LIBOR Credit Extension, such type of Credit Extension shall be available, and may be requested, made and maintained, as a SOFR Credit Extension from and after the Transition Date, subject to satisfaction of the applicable provisions (including conditions precedent to Credit Extensions) of the Amended Agreement and any other applicable Amended Document and (ii) to the extent that, immediately prior to giving effect to the provisions of this Exhibit A, the Existing Agreement or any other Existing Document required or permitted the request, making and maintenance of any type of Credit Extension as a Daily USD LIBOR Credit Extension, that type of Credit Extension shall be available, and may be requested, made and maintained, as a SOFR Credit Extension, subject to satisfaction of the applicable provisions (including conditions precedent to Credit Extensions) of the Amended Agreement and any other applicable Amended Document, and (d) any term or provision of the Existing Agreement or any other Existing Document (other than as used in a USD LIBOR Related Definition that has been deleted pursuant to the terms of this Exhibit A) that refers or is applicable to a USD LIBOR Credit Extension or a Daily USD LIBOR Credit Extension immediately prior to giving effect to the provisions of this Amendment on the Transition Date shall be deemed to refer to and be applicable to a SOFR Credit Extension from and after the Transition Date, unless, and to the extent that, such term or provision is superseded or otherwise modified by this Amendment, in which case, such term or provision shall to such extent be construed as so superseded or otherwise modified as set forth in this Amendment.
Section 11.02
SOFR Conventions and Provisions. Notwithstanding any provision of the Existing Agreement or any other Existing Document to the contrary, subject to Article V of this Exhibit A, the following provisions shall apply for purposes of the Amended Agreement and each other applicable Amended Document, and the Existing Agreement and each other applicable Existing Document are hereby amended and modified from and after the Transition Date to incorporate such provisions therein:
(a)
London Business Days. To the extent that any term or provision of the Existing Agreement or any other Existing Document refers to the term “Business Day”, “Banking Day”, “business day” or other analogous or similar term or provision defining generally the days on which banks are deemed to be open for business, such term or provision shall instead be deemed modified to delete any provision therein referencing London, the United Kingdom or the London interbank market to the extent that any such provision relates primarily to the use or administration of USD LIBOR.
(b)
Interest Payment Dates. Accrued interest on each SOFR Credit Extension shall be payable in arrears on each SOFR Interest Payment Date applicable thereto and at such other times as may be specified herein or in the Amended Agreement or any other Amended Document.

To the extent that any provision of the Existing Agreement or any other Existing Document refers to the term “Interest Payment Date” (in the context of the dates on which payments of interest on certain Credit Extensions are to be made) or any other analogous or similar term or provision defining generally the dates on which payments of interest on certain Credit Extensions are to be made, such term or provision shall be deemed to refer to a SOFR Interest Payment Date with respect to any SOFR Credit Extension.
(c)
Types of Credit Extension. To the extent that the Existing Agreement or any other Existing Document categorizes Credit Extensions generally or by definition by type of benchmark rate that applies to such Credit Extensions, SOFR Credit Extensions shall constitute a type of Credit Extension, and any such definition shall be deemed to include SOFR Credit Extensions.
(d)
Notice Periods. Any provision under the Existing Agreement or any other Existing Document that required, immediately prior to giving effect to the provisions of Article II of this Exhibit A, Borrower to provide notice to Agent of any borrowing, continuation, renewal, extension, reinstatement, increase, conversion or prepayment of any USD LIBOR Credit Extension or Daily USD LIBOR Credit Extension shall be deemed, in each case, to require notice thereof with respect to a SOFR Credit Extension in lieu of such USD LIBOR Credit Extension or Daily USD LIBOR Credit Extension; provided, however, that any notice of any such borrowing, continuation, renewal, extension, reinstatement, increase, conversion or prepayment of a SOFR Credit Extension must be received by Agent no later than three (3) Government Securities Business Days prior to the proposed date thereof by the time of day set forth with respect thereto in the Existing Agreement or such other Existing Document, as applicable.
(e)
Interest Periods. Any provision under the Existing Agreement or any other Existing Document that required, immediately prior to giving effect to the provisions of Article II of this Exhibit A, Borrower to provide a selection of an Interest Period with respect to any borrowing, continuation, renewal, extension, reinstatement, increase, conversion or prepayment of any USD LIBOR Credit Extension shall be, in each case, disregarded with respect to a SOFR Credit Extension solely to the extent of any such requirement.
(f)
Computation of Interest. All interest under the Amended Agreement and the Amended Documents on any SOFR Credit Extension shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day). All interest under the Amended Agreement and the Amended Documents on any SOFR Credit Extension shall be computed on a daily basis based upon the outstanding principal amount of such Credit Extension as of the applicable date of determination.
(g)
Increased Costs. Any provision in the Existing Agreement or any other Existing Document that constitutes a requirement for Borrower to compensate Agent for increased costs incurred or imposed as a result of a change of law, or any interpretation thereof (including, in each case, changes in capital requirements), or any other analogous or similar yield maintenance provision (including any tax gross-up and indemnity provision) shall be modified mutatis mutandis to include, as a cost or expense subject to such provisions, without limitation, (i) any cost or expense incurred by Agent with respect to its Credit Extensions under the Amended Agreement and the other Amended Documents in compliance with applicable reserve (including pursuant to regulations issued from time to time by the Federal Reserve Board for determining any maximum reserve requirement (including any emergency, special, supplemental or other marginal reserve requirement)), special deposit, liquidity, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, Agent, (ii) any taxes to which Agent is subject as a result of its Credit Extensions under the Amended Agreement and the other Amended Documents, or its deposits, reserves, other liabilities or capital attributable thereto and (iii) any other condition, cost or expense affecting the Amended Agreement and the other Amended Documents or Credit Extensions made by Agent.
(h)
Compensation for Losses.
(i)
To the extent included in the Existing Agreement or other Existing Documents immediately prior to giving effect hereto, any provision that, immediately prior to giving effect to the provisions of Article II of this Exhibit A, required Borrower to compensate Agent for the payment, prepayment, repayment, assignment or conversion of any USD LIBOR Credit Extension other than at the end of the Interest Period therefor or the failure of a Borrower to borrow, convert, continue or prepay any USD LIBOR Credit Extension on the date specified in any notice delivered pursuant thereto, or other similar breakage provision, shall, in each case, (A) be deemed to apply to SOFR Credit Extensions mutatis mutandis for any such event that occurs on any date other than on the SOFR Interest Payment Date therefor instead of at the end of an Interest Period and (B) not refer to any calculation or methodology for determining such compensation but shall, in lieu thereof, refer to any loss, cost or expense that may result to Agent attributable to such event.
(ii)
To the extent that no such provision referred to in the foregoing clause (h)(i) is used within the Existing Agreement or other Existing Documents, in the event of (A) the payment or prepayment of any principal of any SOFR Credit Extension other than on the SOFR Interest Payment Date therefor whether voluntary, mandatory, automatic, by reason of acceleration (including as a result of an Event of Default (or similar or analogous term)), (B) the conversion of any SOFR Credit Extension other than on the SOFR Interest Payment Date therefor (including as a result of an Event of Default (or similar or analogous term)) or (C) the failure to borrow, convert or prepay any SOFR Credit Extension on the date specified in any notice delivered pursuant hereto, then, in any such event, Borrower shall compensate Agent for any loss, cost and expense attributable to such event, including any loss, cost or expense arising from the liquidation or redeployment of funds. A certificate of Agent setting forth any amount or amounts that Agent is entitled to receive pursuant to this Section shall be delivered to Borrower and shall be conclusive absent manifest error. Borrower shall pay Agent the amount shown as due on any such certificate within 10 days after receipt thereof.

(i)
London Interbank Market. Any reference in the Existing Agreement or any other Existing Document to the London interbank market, London interbank eurodollar market or other analogous or similar term shall be disregarded and, to the extent that such provision operates as a limitation on, or qualification of, the applicability of another provision, such limitation or qualification will be deemed removed unless such provision relates to the measurement of compensation for breakage, break funding or other failure by Borrower to borrow, convert, continue, repay or prepay any borrowing, loan or advance on the date specified in any notice delivered pursuant to the Amended Agreement or Amended Document, in which case (i) such compensation will be measured by Agent’s loss, cost and expense attributable to such failure, including any loss, cost or expense arising from the liquidation or redeployment of funds, and (ii) a certificate of Agent setting forth any amount or amounts that Agent is entitled to receive pursuant to such provision shall be delivered to Lead Borrower and shall be conclusive absent manifest error.
Article XII.
Benchmark Unavailability and Benchmark Replacement.
Section 12.01
Existing Benchmark Replacement Provisions. Notwithstanding any provision of the Existing Agreement or any other Existing Document to the contrary, any provision of the Existing Agreement or any Existing Document addressing the unavailability and/or inability to determine USD LIBOR or any other benchmark, or effecting a benchmark replacement, successor Eurodollar rate or successor LIBOR rate or otherwise effecting a replacement of a benchmark, shall, from and after the Transition Date, be deemed deleted from the Existing Agreement and each other applicable Existing Document. The Existing Agreement and each other applicable Existing Document are hereby amended and modified from and after the Transition Date to incorporate the provisions of this Article IV.
Section 12.02
Inability to Determine Rates. Subject to Section 4.03 of this Exhibit A, if, prior to setting the daily interest rate for a SOFR Credit Extension:
(a)
Agent determines (which determination shall be conclusive and binding absent manifest error) that “Daily Simple SOFR” cannot be determined pursuant to the definition thereof, or
(b)
The Required Lenders determine that for any reason in connection with any request for a SOFR Credit Extension or a conversion thereto that Daily Simple SOFR does not adequately and fairly reflect the cost to such Lenders of funding such Loan, and the Required Lenders have provided notice of such determination to Agent, Agent will promptly so notify Lead Borrower.

Upon notice thereof by Agent to Lead Borrower, any obligation of Agent to make or maintain SOFR Credit Extensions, and any right of Lead Borrower to convert ABR Credit Extensions to SOFR Credit Extensions, shall be suspended until Agent revokes such notice. Upon Lead Borrower’s receipt of such notice, (i) Lead Borrower may revoke any pending request for a borrowing of or conversion to SOFR Credit Extensions or, failing that, subject to Article VI of this Exhibit A, Borrower will be deemed to have converted any such request into a request for a borrowing of or conversion to ABR Credit Extensions in the amount specified therein and, (ii) subject to Article VI of this Exhibit A, any outstanding affected SOFR Credit Extensions will be deemed to have been converted into ABR Credit Extensions. Upon any such conversion, Borrower shall also pay accrued interest on the amount so converted, together with any additional amounts required pursuant to Section 3.02(h) of this Exhibit A. Subject to Section 4.03 of this Exhibit A, if Agent determines (which determination shall be conclusive and binding absent manifest error) that “Daily Simple SOFR” cannot be determined pursuant to the definition thereof on any given day, the Alternate Base Rate shall be determined by Agent without reference to any component of the Alternate Base Rate that references “Daily Simple SOFR” until Agent revokes such determination.

Section 12.03
Benchmark Replacement Setting.
(a)
Benchmark Replacement. Notwithstanding anything to the contrary in the Amended Agreement or in any other Amended Document (and a Swap Agreement shall be deemed not to be an “Amended Document” for purposes of this Section 4.03), if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred prior to any setting of the then-current Benchmark, then (x) if a Benchmark Replacement is determined in accordance with clause (a) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes under the Amended Agreement and under any Amended Document in respect of such Benchmark setting and subsequent Benchmark settings without any amendment to, or further action or consent (subject to clause (y) below) of any other party to, the Amended Agreement or any other Amended Document and (y) if a Benchmark Replacement is determined in accordance with clause (b) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes under the Amended Agreement and under any Amended Document in respect of any Benchmark setting at or after 5:00 p.m. (New York City time) on the date notice of such Benchmark Replacement is provided to Lead Borrower without any amendment to, or further action or consent of any other party to, the Amended Agreement or any other Amended Document. If the Benchmark Replacement is Daily Simple SOFR, all interest payments will be payable on a monthly basis.
(b)
Benchmark Replacement Conforming Changes. In connection with the use, administration, adoption or implementation of a Benchmark Replacement, Agent will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary in this Exhibit A, the Amended Agreement or any other Amended Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to the Amended Agreement or any other Amended Document.
(c)
Notices; Standards for Decisions and Determinations. Agent will promptly notify Lead Borrower of (i) the implementation of any Benchmark Replacement and (ii) the effectiveness of any Conforming Changes in connection with the use, administration, adoption or implementation of a Benchmark Replacement. Agent will notify Lead Borrower of (x) the removal or reinstatement of any tenor of a Benchmark pursuant to Section 4.03(d) below and (y) the commencement of any Benchmark Unavailability Period. Any determination, decision or election that may be made by Agent pursuant to this Section 4.03, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to the Amended Agreement or any other Amended Document, except, in each case, as expressly required pursuant to this Section 4.03.
(d)
Unavailability of Tenor of Benchmark. Notwithstanding anything to the contrary in this Exhibit A, in the Amended Agreement or any other Amended Document, at any time (including in connection with the implementation of a Benchmark Replacement), (i) if the then-current Benchmark is a term rate and either (A) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by Agent in its reasonable discretion or (B) the administrator of such Benchmark or the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is not or will not be representative, then (i) Agent may modify the definition of “interest period” (or any similar or analogous definition) for any Benchmark settings at or after such time to remove such unavailable or non-representative tenor and (ii) if a tenor that was removed pursuant to clause (i) above either (A) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (B) is not, or is no longer, subject to an announcement that it is not or will not be representative for a Benchmark (including a Benchmark Replacement), then Agent may modify the definition of “interest period” (or any similar or analogous definition) for all Benchmark settings at or after such time to reinstate such previously removed tenor.
(e)
Benchmark Unavailability Period. Upon Lead Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period, Lead Borrower may revoke any pending request for a Borrowing of or conversion to SOFR Credit Extensions to be made or converted during any Benchmark Unavailability Period and, failing that, subject to Article VI of this Exhibit A, (i) Lead Borrower will be deemed to have converted any such request into a request for a Borrowing of or conversion to ABR Credit Extensions and (ii) any outstanding affected SOFR Credit Extensions will be deemed to have been converted immediately into ABR Credit Extensions. During a Benchmark Unavailability Period or at any time that a tenor for the then‑current Benchmark is not an Available Tenor, any component of the Alternate Base Rate based upon the then-current Benchmark or such tenor for such Benchmark, as applicable, will not be used in any determination of such rate.
(f)
Benchmark Replacement Related Definitions. Notwithstanding any provision of the Existing Agreement or any other Existing Document to the contrary, from and after the Transition Date, the Benchmark Replacement Related Definitions shall be deemed deleted from the Existing Agreement and each other applicable Existing Document and of no further force or effect.
Article XIII.
Delayed Rate Switch for Prior USD LIBOR Credit Extensions. The provisions or other Articles of this Exhibit A shall not apply with respect to any (a) USD LIBOR Credit Extension requested, made or outstanding that bears interest with reference to a USD LIBOR rate that (i) is or was set at any time prior to the Transition Date and (ii) is held constant for a specifically designated period and is not reset on a daily or a substantially daily basis (disregarding day count, weekend or holiday conventions) and (b) any retroactive margin, yield, fee or commission increases available to Agent as a result of any inaccuracy in any financial statement or compliance certificate that, if corrected, would have led to the application of a higher interest margin or yield with respect to any USD LIBOR Credit Extension or Daily USD LIBOR Credit Extension or any higher fee or commission for any applicable period, and in each case, notwithstanding anything contained herein to the contrary, the USD LIBOR Related Definitions and provisions with respect thereto (as in effect immediately prior to giving effect to the provisions of this Amendment on the Transition Date) shall continue in effect solely for such purpose; provided that, with respect to any such USD LIBOR Credit Extension described in clause (a) of this Article V, such USD LIBOR Credit Extension shall only continue in effect in accordance with its terms until the then-current Interest Period for such USD LIBOR Credit Extension has concluded.
Article XIV.
Alternate Base Rate Provisions. To the extent that the Existing Agreement does not provide for ABR Credit Extensions, either as a borrowing option or fallback rate of interest, the provisions of this Article VI shall apply to any ABR Credit Extension under the Amended Agreement pursuant to Articles IV or V of this Exhibit A:
(a)
Each ABR Credit Extension shall bear interest, for each day, at a rate per annum equal to the Alternate Base Rate in effect for such day plus the applicable margin (or analogous pricing component) applicable to SOFR Credit Extensions minus 1.00%;
(b)
Interest on each ABR Credit Extension shall be paid monthly in arrears on the first day of each calendar month and at such other times as may be specified for interest generally in the Amended Documents;
(c)
Interest on each ABR Credit Extension shall be computed on the basis of a year of 360 days (or, at times when the Alternate Base Rate is based on the Prime Rate, 365 days (or 366 days in a leap year)), and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day). All interest on any ABR Credit Extension shall be computed on a daily basis based upon the outstanding principal amount of such Credit Extension as of the applicable date of determination. For any ABR Credit Extension, the Alternate Base Rate shall be determined by Agent, and such determination shall be conclusive absent clearly manifest error.
(d)
The following terms shall have the following meanings for purposes of this Article VI:
“Federal Funds Rate” means, for any day, a rate per annum (expressed as a decimal, rounded upwards, if necessary, to the next higher 1/100 of 1%) equal to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day, provided that (a) if the day for which such rate is to be determined is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, (b) if such rate is not so published for any day, the Federal Funds Rate for such day shall be the average of the quotations for such day on such transactions received by Agent from three federal funds brokers of recognized standing selected by it and (c) if the Federal Funds Rate shall be less than zero, such rate shall be deemed to be zero for purposes of this Exhibit A.
“Prime Rate” means a rate per annum equal to the prime rate of interest announced from time to time by Citizens Bank, N.A. or its parent company (which is not necessarily the lowest rate charged to any customer), changing when and as said prime rate changes.

Article XV.
Changes in GAAP.

Notwithstanding any other provision of the Amended Agreement or any other Amended Document to the contrary, if at any time any change in generally accepted accounting principles in effect from time to time in the United States (“GAAP”) would affect the computation of any financial ratio or requirement set forth in any Amended Document, and either Lead Borrower or Agent shall so request, Agent and Lead Borrower shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP; provided that, until so amended, (i) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and (ii) Lead Borrower shall provide to Agent financial statements and other documents required under this Amended Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP; provided, further that, without limiting the foregoing, all obligations of any Person that are or would have been treated as operating leases for purposes of GAAP prior to the effectiveness of Financial Accounting Standards Board (FASB) ASC 842 and related interpretations shall continue to be accounted for as operating leases for purposes of all financial definitions and calculations under the Amended Agreement (whether or not such operating lease obligations were in effect on such date) notwithstanding the fact that such obligations are required in accordance with FASB ASC 842 (on a prospective or retroactive basis or otherwise) to be treated as capital lease obligations (however defined) in the financial statements.

EXHIBIT B

EXHIBIT B

FORM OF COMMITTED LOAN NOTICE

Date: ___________, _____

To: Citizens Bank, N.A., as Agent

Ladies and Gentlemen:

Reference is made to that certain Credit Agreement, dated as of October 28, 2021 (as amended, restated, supplemented or otherwise modified and in effect from time to time, the “Credit Agreement”) by, among others, (i) DESTINATION XL GROUP, INC., a Delaware corporation, for itself and as Lead Borrower (in such capacity, the “Lead Borrower”) for the other Borrowers party thereto from time to time (individually, a “Borrower” and, collectively, the “Borrowers”), (ii) the Borrowers party thereto from time to time, (iii) the Guarantors party thereto from time to time, (iv) Citizens Bank, N.A., as administrative agent and collateral agent (in such capacities, the “Agent”) for its own benefit and the benefit of the other Credit Parties referred to therein, and (v) the lenders from time to time party thereto (individually, a “Lender” and, collectively, the “Lenders”). All capitalized terms used herein and not otherwise defined shall have the same meaning herein as in the Credit Agreement.

The Lead Borrower hereby requests (select one):

□ a Borrowing of Committed Loans

□ a conversion of Committed Loans from one Type to the other

On ____________ (a Business Day)

In the amount of $_____________________

Comprised of [Base Rate][Daily Simple SOFR]Loans (Type of Committed Loan)

The Lead Borrower hereby represents and warrants (for itself and on behalf of the other Borrowers) that (a) the Borrowing requested herein complies with Section 2.02 and the other provisions of the Credit Agreement and (b) the conditions specified in Sections 4.01 and 4.02 of the Credit Agreement have been satisfied on and as of the date specified in Item 1(a) above.

[signature page follows]

Dated as of the date above first written.

DESTINATION XL GROUP, INC., as Lead Borrower

By: ____________________________________

Name: ____________________________________

Title: ____________________________________